Exhibit 24.1

Limited Power of Attorney for Section 16 Reporting Obligations

The undersigned hereby constitutes and appoints Pietro Bersani and Daniel Clark as the undersigned’s true and lawful attorneys-in-fact to:

(1)	execute for and on behalf of the undersigned reports on Forms 3, 4 and 5 relating to Kiromic BioPharma, Inc. (the “Company”) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, and any amendment to any such report;

(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such report on Form 3, 4, or 5 or amendment thereto and the timely filing of such report with the Securities and Exchange Commission and any other authority; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in- fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that none of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended. This power of attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of or transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed as of July 1, 2022.

/s/ Americo Cicchetti
Name: Americo Cicchetti